EXHIBIT 99.1

For Immediate Release

January 9, 2025

FrontView REIT Announces Year-end Business Update and Schedules Fourth Quarter 2024 Earnings Release and Conference Call

Dallas, TX – FrontView REIT, Inc. (NYSE: FVR) (the “Company”, “FrontView”, “we”, “our”, or “us”), today provided a business update for the quarter ended December 31, 2024. Additionally, the Company announced that it will release its financial and operating results for the quarter and year ended December 31, 2024, after the market closes on Wednesday, March 19, 2025. The Company will host its earnings conference call and audio webcast on Thursday, March 20, 2025, at 10:00 a.m. Central Time.

Q4 2024 BUSINESS UPDATE

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During the fourth quarter, we acquired 29 new properties for $103.4 million at a weighted average cash capitalization rate of 7.9% and a weighted average lease term of 11.0 years. The acquisitions were spread across 7 industries, 17 tenants, and 16 states, including 12 new tenants and four new states.
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Subsequent to quarter-end, we acquired one property for $2.0 million and have signed PSAs for an additional $53.0 million of properties.
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On December 30, 2024, we drew down on our $200 million delayed-draw term loan in full. The term loan has a five-year duration after consideration of extension options and bears interest at adjusted SOFR plus 1.2%.
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On December 30, 2024, we repaid in full our $253 million ABS notes using proceeds from the $200 million delayed-draw term loan, revolver borrowings, and available cash on hand.

MANAGEMENT COMMENTARY

“With over $100 million in acquisitions closed during the fourth quarter, we have demonstrated our ability to grow our portfolio of high-quality properties with frontage utilizing our existing infrastructure,” said Stephen Preston, FrontView’s Chairman, Co-CEO, and Co-President. “Now that we’ve successfully addressed our near-term maturities with the repayment of our ABS notes at the end of the quarter, we’re in a position to demonstrate what we can do going forward. We will continue to deploy capital prudently and expect to meet or exceed our previously reported $50 million acquisition target for the first quarter of 2025. We look forward to continuing to report to the markets along with our upcoming earnings release and conference call on March 19 and 20, 2025, respectively.”

CONFERENCE CALL AND WEBCAST

The Company will host its fourth quarter earnings conference call and audio webcast on Thursday, March 20, 2025, at 10:00 a.m. Central Time.

To access the live webcast, which will be available in listen-only mode, please visit: https://events.q4inc.com/attendee/968397175. If you prefer to listen via phone, U.S. participants may dial: 1-800-549-8228 (toll free) or 646-564-2877 (local), conference ID 76353.

A replay of the conference call webcast will be available approximately one hour after the conclusion of the live broadcast. To listen to a replay of the call via the web, which will be available for one year, please visit: https://investor.frontviewreit.com.

About FrontView REIT, Inc.

FrontView is an internally-managed net-lease REIT that acquires, owns and manages primarily outparcel properties that are net leased to a diversified group of tenants. FrontView is differentiated by an investment approach focused on outparcel properties that are in prominent locations with direct frontage on high-traffic roads that are highly visible to consumers. As of December 31, 2024, FrontView owned a well-diversified portfolio of 307 outparcel properties with direct frontage across 35 U.S. states. FrontView’s tenants include service-oriented businesses, such as restaurants, cellular stores, financial institutions, automotive stores and dealers, medical and dental providers, pharmacies, convenience and gas stores, car washes, home improvement stores, grocery stores, professional services as well as general retail tenants.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our 2025 guidance and assumptions, involve known and unknown risks and uncertainties, which may cause FVR’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in “Risk Factors” of the Company’s Prospectus, which was filed with the SEC on October 2, 2024, which you are encouraged to read, and is available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Company Contact

media@frontviewreit.com